Exhibit 99.1

July 24, 2015

Mr. Charles E. Peters, Jr.

Dear Charlie:

This letter, when signed by both parties, constitutes an Agreement between Red Hat, Inc. and its successor (“Red Hat” or the “Company”) and you under which you, as an independent contractor, will furnish certain consulting services to Red Hat (the “Agreement”). This Agreement shall be effective as of the date set forth above.

In your position as Executive Vice President and Chief Financial Officer for the Company and director or officer of several of the Company’s subsidiaries, you have provided Red Hat with business advice on a variety of matters. Red Hat wishes to retain your services as a consultant after your retirement from the Company on the terms set forth in this letter.

RETIREMENT

You have notified Red Hat that you are retiring from your position as an employee and Executive Vice President of Red Hat, effective as of the close of business on July 31, 2015 (the “Commencement Time”).

SCOPE OF CONSULTING SERVICES

As of and following the Commencement Time, you will make yourself available during the term of this Agreement for a maximum of ten hours a month to provide consulting services to the Company and its employees, as requested by the Company from time to time. These services may include continuing to serve as a director or officer of certain of the Company’s subsidiaries for a period of time until appropriate changes can be made.

Services will be scheduled with reasonable notice and at mutually convenient times. Red Hat will provide equipment and materials necessary for performing the requested work.

TERM OF SERVICE

The term of this Agreement will commence at the Commencement Time and will expire as of the close of business on July 31, 2018 (the “Termination Date”), unless this Agreement is otherwise terminated as provided for herein. This Agreement may only be renewed by a written agreement signed by both parties.

COMPENSATION AND EXPENSES

In full and complete payment for all services you provide in accordance with the provisions of this Agreement and for all obligations you assume hereunder, Red Hat will pay you a fixed sum of $200,000 per year, payable in monthly installments.

If Red Hat reasonably requests that you travel in connection with the services hereunder travel expense reimbursement will be in accordance with Red Hat’s travel expense guidelines. Receipts for all travel expenses should be submitted for reimbursement to Red Hat, Inc., ATTN: Treasurer, 100 East Davie Street, Raleigh, NC 27601.

CONTINUING BUSINESS RELATIONSHIP

It is our mutual expectation that this consulting relationship is and will constitute “continuous service” for maintaining a “Business Relationship” with Red Hat for purposes of your existing Red Hat equity award agreements. You will also continue to be subject to and abide by Red Hat’s policies on insider trading and trading windows, the Code of Business Conduct and Ethics and all other Company policies applicable to Red Hat employees during the term of this Agreement. You agree to comply, and do all the things necessary for Red Hat to comply, with all applicable foreign, international, federal, state and local laws, statutes, rules, administrative orders, regulations and ordinances, as they relate to your services provided to Red Hat under this Agreement. If you make use of or are provided with access to any Red Hat systems or technology, you will be subject to Red Hat’s policies and restrictions regarding the same.

BENEFITS

As an independent contractor, you will not accrue further service or compensation credit or benefits for any purpose under any of the Company’s retirement, profit-sharing, disability, medical, dental or other benefit plans.

CONFIDENTIAL INFORMATION

You agree to maintain the confidentiality of all Red Hat trade secrets and confidential information, including trade secrets and confidential information of third parties entrusted to you as a result of your employment with the Company, or disclosed to you in connection with the services provided under this Agreement. You also acknowledge that, during the course of your employment with the Company and the term of this Agreement, you have been entrusted with certain personnel, business, financial, technical and other information and material which are the property of the Company and which involve “confidential information” of the Company and its employees. You agree that you will not communicate or disclose to any third party, without the written consent of Red Hat, any of such confidential information or material, except in response to a lawfully issued subpoena, court order or other lawful request by any regulatory agency or government authority having supervisory authority over the business of the Company about which you have notified us in advance, unless and until such information or material becomes generally available to the public through no fault by you. You agree that if any confidential information is requested by subpoena or court, governmental or regulatory order, you will notify the Company as soon as practicable and if requested by the Company, you will undertake your best efforts to assist the Company in obtaining a confidentiality or protective order from the court or governmental or regulatory agency requesting such information. You are not authorized to waive or release any protection of information, confidential, secret, or otherwise, obtained from or on behalf Red Hat.

NON-SOLICIATION AND NON-COMPETITION

(a) During the term of this Agreement, you shall not, for yourself or any entity, directly or indirectly: (i) solicit or cause to solicit for the purposes of diverting, taking away, or disrupting, or of attempting to divert, take away or disrupt, the Company’s relationship or business with any person or entity who, at any time during the six (6) months preceding such action was or is a client, customer or business partner of the Company, or prospective client, customer or business partner of the Company; (ii) solicit, induce or attempt to induce, any employee or independent contractor of the Company to terminate his or her employment or engagement with the Company; or (iii) hire, recruit or engage as an independent contractor, or attempt to hire, recruit or engage as an independent contractor, any person who was employed or otherwise engaged by the Company within six (6) months prior to such action. For purposes of this provision, a “prospective client, customer or business partner” shall mean any person or entity (x) with whom the Company has had discussions or made a proposal to do business about which you were aware during your employment with the Company or during the term of this Agreement or (y) that has executed a non-disclosure agreement with the Company, provided you were aware of such fact during your employment with the Company or during the term of this Agreement.

(b) During the term of this Agreement (the “Non-compete Period”), within the Restricted Territory (as defined below), you shall not, whether as an owner, director, employee, independent contractor or otherwise, provide to a Restricted Business (as defined below) any services similar to or related to the services you performed for or with the Company if they are related to any product or service line that competes with any Company product or service line existing or planned as of the date of your retirement from the Company or during the term of this Agreement: (i) about which you had access to operational, financial, or strategic information that is confidential while employed with the Company or during the term of this Agreement; or (ii) for which you were responsible and/or with which you were involved; or (iii) about which you were informed during your employment with the Company or during the term of this Agreement.

(c) At your request, following a confidential consultation, the Company will provide its good faith view as to whether a proposed relationship you may wish to pursue appears likely to violate this section, provided that such determination does not prevent the Company from proceeding under this provision if the services to be provided by you change, the product or service line at the Restricted Business becomes subject to this section, or the information provided to the Company was incomplete or incorrect.

(d) You will be treated as an owner of a Restricted Business if you own an equity interest in the business (except for passive ownership, directly or indirectly, of not more than 1% of the outstanding stock of a publicly-held company and of not more than 5% of the outstanding stock of a private company).

“Restricted Business” is defined as a software or software-related business that competes with the Company. “Restricted Business” includes, but is not limited to, the following companies:

Amazon.com, Inc., CA, Inc. (Computer Associates), Canonical Ltd., Citrix Systems, Inc., EMC Corporation, Google, Inc., Hewlett Packard (HP) Corporation, International Business Machines (IBM) Corporation, Microsoft Corporation, Mirantis, Inc., Oracle Corporation, Pivotal Software, Inc., salesforce.com, Inc. and VMware, Inc.

“Restricted Territory” is defined as: Anywhere within the United States where the Company has clients and/or has marketed its products or services as of the date of your retirement from the Company or during the term of this Agreement.

INDEPENDENT CONTRACTOR

In rendering services as a consultant hereunder, you will be an independent contractor. As an independent contractor, Red Hat will issue an IRS Form 1099 for payments made pursuant to this Agreement, and you will be responsible for paying all federal, state and local income and social security taxes arising out of any such payments. You further acknowledge and agree that the Company made no representations as to the tax treatment of the compensation received by you under this Agreement. In addition, with the exception of such rights as you may continue to have under your Red Hat equity award agreements, this Agreement or under law relating to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), you will not accrue further service or compensation credit or benefits for any purpose under any of the Company’s retirement, profit-sharing, disability, medical, dental or other benefit plans of the Company.

RIGHTS IN DATA

Any items you prepare for or submit to Red Hat under this Agreement (collectively referred to herein as “Deliverable Items”) shall belong exclusively to Red Hat and shall be deemed to be works made for hire. To the extent that any of the Deliverable Items may not, by operation of law, be works made for hire, you hereby assign to Red Hat ownership of copyright in such Deliverable Items. Red Hat shall have the right to obtain and hold in its own name copyrights, registrations and similar protection which may be available in such Deliverable Items. You agree to give Red Hat or its designees all assistance required to perfect such rights.

TERMINATION OR EXPIRATION

Red Hat may terminate this Agreement with cause upon written notice to you if you breach a material provision of this Agreement and fail to remedy such breach within 30 calendar days after receiving written notice of the breach. For the avoidance of doubt, the provision of services pursuant to this Agreement shall not be considered a breach of the Executive Agreement, dated January 15, 2009 between you and Red Hat (the “Executive Agreement”).

Any Red Hat property or Deliverable Items, including hardware or software, in your possession at the termination or expiration of this Agreement which you received from Red Hat, shall be returned to Red Hat immediately upon such termination or expiration.

LIMITATION OF LIABILITY

In no event, except for claims by you for physical bodily injury or damage to real property or tangible personal property for which Red Hat is legally liable, will Red Hat be liable to you, your successors, heirs or assigns for actual damages in excess of the amount due you for complete performance pursuant to this Agreement, less any amounts already paid to you by Red Hat, including for avoidance of doubt any lost revenue, lost profits or other incidental or consequential damages, even if Red Hat has been advised of the possibility of such damages. These limitations will apply, regardless of the form of action, whether in contract or in tort, including negligence. Red Hat’s entire liability and your exclusive remedy are set forth in this section.

INDEMNIFICATION

You will, at your expense, indemnify Red Hat against any third-party claims, and pay any judgments or settlements of such claims, resulting from your failure to comply with any governmental law, statute, ordinance, administrative order, rule or regulation. The Company shall continue to indemnify and hold you harmless to the extent set forth in that Indemnification Agreement entered into by and between you and the Company, dated February 22, 2007, as such agreement may be amended from time to time (the “Indemnification Agreement”).

RELEASE OF CLAIMS

(a) In consideration of the promises and covenants set forth in this Agreement, provided by the Company to you, which you agree are in addition to any amounts or benefits to which you would otherwise be entitled, to the fullest extent not prohibited by law, you, individually and on behalf of your attorneys, representatives, successors, and assigns, do hereby completely release and forever discharge each and all of Red Hat, Inc. and its present or former employees, officers, directors, representatives, affiliates, successors, predecessors and agents (collectively referred to herein as “Releasees”), from all claims, rights, demands, actions, obligations, and causes of action of any and every kind, nature and character, known or unknown, which you may now have, or have ever had, against them, or any, some or all of them, arising from, or in any way connected with, the employment relationship between the parties, any actions during the relationship, or the termination thereof. This release covers all statutory, common law, constitutional and other claims, including but not limited to, all claims for wrongful discharge in violation of public policy, breach of contract, express or implied, breach of covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, intentional or negligent misrepresentation, discrimination, any tort, personal injury, or violation of statute including but not limited to Title VII of the Civil Rights Act and the Americans with Disabilities Act, which you may now have, or have ever had. The parties agree that any claims for money damages, loss of compensation, earnings and benefits, including but not limited to compensatory stock awards or other stock entitlements awarded by the Company (except as provided in this Agreement), medical expenses, attorneys’ fees and costs, reinstatement and other equitable relief, are all released by this Agreement to the fullest extent not prohibited by law.

(b) However, you are not releasing any of the following: (1) any rights to indemnification from the Company whether pursuant to the Agreement, the Indemnification Agreement, any other agreement, the Company’s by-laws, applicable law or otherwise, (2) any claims regarding any payments or benefits due to you in connection with your execution of this Agreement or the Indemnification Agreement, (3) claims for benefits under any health, disability, retirement, life insurance or similar employee benefit plan of the Company according to the terms of such benefit plan, or (4) any claims related to your rights to health care continuation coverage under COBRA.

(c) Release of Claims under the Age Discrimination in Employment Act of 1967, as amended. You hereby knowingly and voluntarily release and forever discharge and covenant not to sue each and all of the Releasees, collectively, and severally from any and all liability, claims, allegations, and causes of action arising under the Age Discrimination in Employment Act of 1967 (“ADEA”) which you, your heirs, personal representatives, beneficiaries, and assigns may have or claim to have against Releasees. You hereby acknowledge and represent that you have been given a period of at least twenty-one (21) days to consider the terms of this Agreement; that you may take as much of that time as you wish before signing, and in the event you execute this Agreement before that time, you certify, by such execution, that you knowingly and voluntarily waived the right to the full twenty-one (21) days, for reasons personal to you, with no pressure by any representative of the Company to do so; that the terms of this Agreement are clear and understandable to you; that the Company has advised you in writing to consult with an attorney prior to executing this Agreement; and that you have received or will receive valuable and good consideration to which you are otherwise not entitled in exchange for your execution of this Agreement. You hereby acknowledge that you may revoke this Agreement within seven (7) days of signing the Agreement (the “Revocation Period”) and that this Agreement shall not become enforceable until the day after the Revocation Period has expired. In the event you choose to exercise your option to revoke this Agreement, you shall notify the Company in writing addressed to the Company’s designated agent for this purpose, Executive Vice President and Chief People Officer, Red Hat, Inc., 100 East Davie Street, Raleigh, NC 27601 and via e-mail at delisa@redhat.com, and such notice must be received at such address no later than 5:00 p.m. (New York Time) of the last day of the Revocation Period;

(c) You agree to execute at the Company’s request, such additional waivers, releases, indemnities or other instruments as the Company shall deem necessary to effectuate the provisions of this section.

(d) To the fullest extent permitted by law, at no time subsequent to the execution of this Agreement will you pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which you may now have, have ever had, or may in the future have against the Company and/or any officer, director, employee or agent of the Company, which is based in whole or in part on any matter covered by the release set forth above.

RELATIONSHIP TO OTHER AGREEMENTS

You will adhere to and honor all covenants and obligations to Red Hat as may be set forth in any agreement between you and the Company which survive the termination of your employment.

GOVERNING LAW

This Agreement has been entered into in North Carolina, and will be governed by and construed, interpreted and enforced in accordance with the laws of the State of North Carolina without giving effect to the principles thereof relating to the conflict of laws.

INTERPRETATION

If any restriction set forth in the Non-Solicitation and Non-Competition section of this Agreement is found by any court of competent jurisdiction to be unenforceable for any reason, including, but not limited to, because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to apply to the maximum extent possible, such as only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

GENERAL PROVISIONS

Any terms of this Agreement, which by their nature extend beyond its expiration or termination will remain in effect until fulfilled and will apply to respective successors and assignees of the parties. You may not assign, delegate or subcontract this Agreement without the prior written approval of Red Hat. Any act in contravention of the foregoing shall be void. Failure by either party to enforce any provisions of this Agreement shall not be deemed a waiver of such provision, or any subsequent breach thereof. In the event that any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

ENTIRE AGREEMENT

Except for the Executive Agreement and the Indemnification Agreement, this Agreement shall supersede all prior communications, agreements and understandings, oral or written, between us regarding the subject matter hereof. Any reproduction of this Agreement made by reliable means (for example, photocopy or facsimile) will be considered an original.

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If you agree with the terms of this letter, please sign one copy in the space provided below and return it to me.

RED HAT, INC.

/s/ Jim Whitehurst
By:	Jim Whitehurst
Its:	President and Chief Executive Officer

AGREED TO AND ACCEPTED:

/s/ Charles E. Peters, Jr.
Charles E. Peters, Jr.

SPECIAL REMINDERS TO YOU

1) THIS AGREEMENT AFFECTS IMPORTANT LEGAL RIGHTS. READ IT CAREFULLY BEFORE YOU SIGN IT. YOU MAY CONSULT AN ATTORNEY OF YOUR CHOICE ABOUT IT.

2) YOU HAVE UP TO TWENTY-ONE (21) DAYS TO REVIEW AND CONSIDER THIS AGREEMENT.

3) AFTER SIGNING THIS AGREEMENT, YOU HAVE A SEVEN (7) DAY REVOCATION PERIOD TO FURTHER CONSIDER THIS AGREEMENT AND DURING WHICH TIME YOU MAY REVOKE YOUR SIGNATURE AS PROVIDED HEREIN. YOU WILL NOT RECEIVE THE BENEFITS OF THIS AGREEMENT IF YOU REVOKE THIS AGREEMENT.

4) THIS AGREEMENT IS INTENDED TO WAIVE ANY AND ALL CLAIMS YOU MAY HAVE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT (ADEA), AS WELL AS ALL OTHER CLAIMS.

READ THE ABOVE CAREFULLY BEFORE SIGNING!

CHARLES E. PETERS, JR.

/s/ Charles E. Peters, Jr.		Date:	July 24, 2015
(Signature)

RED HAT, INC.

BY:	/s/ Jim Whitehurst	Date:	July 24, 2015

ITS:	President and Chief Executive Officer